Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: February 12, 2025

Havlickova 648 a.s.

By:	/s/ Miroslav Dornak
Miroslav Dornak
Authorized Signatory

Dubnica Property s.r.o.

By:	/s/ Miroslav Dornak
Miroslav Dornak
Authorized Signatory

By:	/s/ Miroslav Dornak
Miroslav Dornak